Exhibit 10.45

                     [Pioneer Behavioral Health Letterhead]



                                  June 26, 2001


Heller Healthcare Finance, Inc.
f/k/a HCFP Funding, Inc.
2 Wisconsin Circle, 4th Floor
Chevy Chase, Maryland 20815
Attention:  David Moore, Senior Vice President

Dear Mr. Moore:

     Reference is made to that certain Loan and Security Agreement originally dated as of February 18, 1998 by and among the Borrowers identified therein and Heller Healthcare Finance, Inc. f/k/a HCFP Funding, Inc., as Lender (as previously amended, as amended hereby and as otherwise amended, modified or supplemented from time to time, the "Loan Agreement"). All capitalized terms used but not defined in this letter shall have the meaning given them in the Loan Agreement.

     We are writing to request that Lender agree to lend, and Lender hereby agrees to make, to Borrower a Revolving Credit Loan in the form of an "overline advance" (i.e., an advance that exceeds the Borrowing Base). We acknowledge that the Lender has agreed to provide such overline advance, provided the Borrower agree to the terms and conditions set forth herein. Accordingly, the Borrower and Lender hereby agree as follows:

     1. The aggregate amount of the overline advance shall not exceed Four Hundred Thousand and No/100 Dollars ($400,000.00) (the "Overline Loan"). The Overline Loan shall bear interest at the Base Rate as specified in the Loan Agreement.

     2. Except as expressly modified by the terms of this letter agreement, the Overline Loan will be treated for all purposes as a Revolving Credit Loan under the Loan Agreement, and all principal, interest, fees and other costs and expenses relating to the Overline Loan (the "Overline Obligations") shall be treated as additional Obligations under the Loan Agreement and the other Loan Documents. The Maximum Loan Amount shall be inclusive of, and shall not be deemed to be increased by, the Overline Obligations.

     3. The Overline Loan shall be repaid in full by Borrower making weekly installment payments of principal to Lender, each of which payments shall be equal to $25,000 and which payments shall commence on July 13, 2001 and continue to be made on a weekly basis thereafter until the earlier of (a) the date on which the aggregate principal amount of the Overline Loan and all other Overline Obligations have been repaid in full by Borrower and (b) November 2, 2001, on which date, unless earlier repaid, the aggregate principal amount of the Overline Loan and all other Overline Obligations shall be due and payable (the "Maturity Date").

     4. In consideration for Lender's agreement to make the Overline Loan to Borrower, Borrower hereby agrees to pay to Lender an overline fee (the "Overline Fee") equal to one percent (10%) of the amount of the Overline Loan actually advanced by Lender hereunder, provided that the Overline Fee shall in any event be not less than $30,000. The Overline Fee shall constitute a portion of the Obligations evidenced and secured by the Loan Documents and shall be due and payable promptly following demand therefor by Lender. To the extent that Borrower shall not have paid the Overline Fee promptly following demand therefor by Lender, the Overline Borrower shall be deemed to have authorized and hereby does authorize Lender to deduct the amount of such Overline Fee from the proceeds of the any subsequent Revolving Credit Loan(s) made by Lender to Borrower under the Loan Agreement.

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     5.  Any  breach  by  Borrower  of any  of the  provisions  of  this  letter agreement, including but not limited to any failure of Borrower to repay the Overline Obligations on or before the Maturity Date as required hereunder, shall constitute an immediate and automatic Event of Default under the Loan Agreement without further action or notice by Lender. Upon the occurrence of such an Event of Default, and in addition to the other rights to which Lender may be entitled under the Loan Agreement, or at law or in equity, upon such failure, Lender shall be entitled to apply amounts transferred to the Concentration Account pursuant to Section 2.3 of the Loan Agreement in satisfaction of Borrower's obligations with respect to the Overline Loan and the Overline Obligations.

     6. Except as specifically modified hereby, the Loan Agreement, and all other Loan Documents, shall remain in full force and effect, and are hereby ratified and confirmed.

     7. The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments and agreements executed or delivered in connection therewith, nor shall it be construed as a waiver of any other Event of Default, whether now existing of hereafter arising. Lender hereby reserves all of its rights and remedies under the Loan Documents and applicable law.

     8. This letter agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to any otherwise applicable conflicts of law provisions thereof.

     9. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     10. By execution and delivery of this letter agreement, the Borrower agrees to be legally bound by the provisions hereof.

                              Very truly yours,

                              PHC of Michigan, Inc., PHC of Utah, Inc. and
                              Pioneer Counseling of Virginia, Inc.,, each a Massachusetts corporation


                              By:  /s/  Paula C. Wurts
                              Name:     Paula C. Wurts
                              Title:    Chief Financial Officer


ACKNOWLEDGED AND AGREED TO
AS OF THE 27 DAY OF JUNE, 2001:

                              HELLER HEALTHCARE FINANCE, INC.
                              f/k/a HCFP FUNDING, INC.
                              a Delaware corporation

                              By:  /s/  Brett Robinson
                              Name:     Brett Robinson
                              Title:    Vice President





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